Exhibit (a)(4)

                                    FORM OF

                             PILGRIM GOLD FUND, INC.

                              ARTICLES OF AMENDMENT

         PILGRIM GOLD FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by striking out Article FIRST of the Articles of Incorporation and inserting in lieu thereof the following:

     FIRST: The name of the corporation is Pilgrim Precious Metals Fund, Inc. (the "Corporation").

     SECOND: The Amendment to the Articles of Incorporation of the Corporation as hereinabove set forth shall be effective as 4:01 p.m. on February 28, 2001.

     THIRD: The foregoing amendment to such Articles of Incorporation of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to changes expressly permitted by
Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders, and the Corporation is registered as an open-end investment company under the Investment Act of 1940.

     FOURTH:   The   undersigned   Senior  Vice  President  of  the  Corporation
acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information, and belief that the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, Pilgrim Gold Fund, Inc. has caused this instrument to be signed in its name and on its behalf by its Senior Vice President, Michael J. Roland, and attested by its Secretary, James M. Hennessy, on the 31st day of January, 2001.



                                       PILGRIM GOLD FUND, INC.


                                       By:
                                           ----------------------------
                                           Michael J. Roland
                                           Senior Vice President

ATTEST:



----------------------------
James M. Hennessey
Secretary